EMERITUS CORPORATION

AMENDED AND RESTATED AGREEMENT REGARDING 6.25% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2006

This Agreement entered into as of October 14, 2005 is between Emeritus Corporation (the "Company"), Saratoga Partners IV, L.P., Saratoga Management Company LLC, Saratoga Coinvestment IV LLC (collectively, the "Saratoga Entities"), Columbia Select, L.P. and Catalina General, L.P. (collectively, the "Baty Entities").

RECITALS

A. The Company has outstanding $32 million 6.25% Convertible Subordinated Debentures due 2006 (the "Debentures"). The Debentures are governed by an Indenture dated as of February 15, 1996 between the Company and Fleet National Bank, as Trustee (the "Indenture").

B. The Saratoga Entities own an aggregate of $5,000,000 principal amount of the Debentures as set forth on Exhibit A to this Agreement (the "Saratoga Holdings").

C. The Baty Entities own an aggregate of $15,790,179 principal amount of the Debentures as set forth on Exhibit A to this Agreement (the "Baty Holdings").

D. The Company intends to offer to exchange New Debentures (as defined below) for all of the outstanding Debentures, whether they are owned by the Saratoga Entities or the Baty Entities or otherwise, in a formal Exchange Offer (as defined below).

E. This Agreement amends and restates in its entirety that Agreement Regarding 6.25% Convertible Subordinated Debentures due 2006 dated June 30, 2005.

F. The Saratoga Entities and Baty Entities are prepared, on the terms and conditions of this Agreement, to provide debt financing to the Company on the terms and conditions set forth herein to the extent that they do not participate in the Exchange Offer.

AGREEMENT

As parties hereto, the Company, each of the Saratoga Entities and each of the Baty Entities agree:

1. Terms of the New Debentures and the Exchange Offer

(a) The New Debentures. The convertible subordinated debentures that the Company intends to offer in the Exchange Offer (as defined below) for the Debentures (the "New Debentures") shall have the same terms as the Debentures and be governed by an indenture (the "New Indenture") containing the same terms as the Indenture, except for the following changes:

(i) the principal amount and all accrued interest of New Debentures shall be paid on July 1, 2008, and all other dates that are determined by or relate to the maturity date of the Debentures shall be adjusted accordingly;

(ii) the Company shall have no right of redemption as provided under Section 3 of the Indenture.

(b) Exchange Offer. The Company intends to exchange New Debentures for Debentures (the "Exchange Offer") on the following terms and conditions:

(i) the principal amount of New Debentures issued in the Exchange Offer shall be the same as the principal amount of Debentures exchanged;

(ii) the Exchange Offer shall be outstanding for a minimum of 20 business days;

2. Agreement to Lend

If the Company completes the Exchange Offer and any of the Saratoga Entities or Baty Entities continue to own Debentures following the expiration of the Exchange Offer, such Saratoga Entity or Baty Entity shall on December 30, 2005 lend to the Company an amount equal to the principal amount of Debentures so retained and such loan shall be on the terms contained in and shall be evidenced by a promissory note in the form of the Note attached hereto as Exhibit B.

3. General Provisions

(a) Amendment and Waiver. No waiver of or consent to any departure by any of the parties from any provision of this Agreement shall be effective unless in writing and signed by the party entitled to the benefit thereof. No amendment, modification or termination of any provision of this Agreement shall be effective unless in writing and signed by or on behalf of the parties.

(b) Notices. All notices and demands provided for hereunder shall be in writing, and shall be given by registered or certified mail, return receipt requested, telecopy, courier service or personal delivery, and, if to one of the Saratoga Entities, addressed to Saratoga Management Company LLC at:

Saratoga Management Company LLC
535 Madison Avenue
New York, NY 10022

Attention: Charles P. Durkin, Jr.
Telephone: (212) 906-7378
Fax: (212) 750-3343

or to such other address as a Saratoga Entity may designate in writing and, if to a Baty Entity, addressed to Columbia Pacific Management, Inc. at:

Columbia Pacific Management, Inc.
600 University Street, Suite 2500
Seattle, Washington 98101
Attention: Daniel R. Baty
Telephone: (206) 728-9063
Fax: (206) 728-9327

or to such other address as a Baty Entity may designate in writing and, if to the Company, addressed to the Company at:

Emeritus Corporation
3131 Elliot Avenue, Suite 500
Seattle, Washington 98121
Attention: Raymond R. Brandstrom
Telephone: (206) 298-2909
Fax: (206) 301-4500

With a copy to:

Perkins Coie
1201 Third Avenue
Seattle, Washington 98101
Attention: Michael E. Stansbury, Esq.
Telephone: (206) 359-8771
Fax: (206) 359-9771

or to such other address as the Company may designate in writing. All such notices and demands shall be deemed given when received.

(c) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

(d) Binding Effect; Assignment. The rights of the Saratoga Entities, the Baty Entities or the Company under this Agreement may not be assigned to any other Person except with the prior written consent of the other parties hereto. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. This Agreement shall be binding upon the Company, the Saratoga Entities and the Baty Entities, and their respective successors and permitted assigns.

(e) Governing Law. This Agreement shall be deemed to be a contract made under the laws of the state of Washington, and for all purposes shall be construed in accordance with the laws of said state, without regard to principles of conflicts of laws.

(f) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g) Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(h) No Reliance. Each party hereto acknowledges that it has obtained separate advice with respect to the legal, tax and accounting consequences of the transactions contemplated by this Agreement, and that it has neither sought nor relied upon any such advice from any other party hereto.

(i) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and, as of the date hereof, there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to herein or therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

COMPANY

EMERITUS CORPORATION

By  /s/ Raymond R. Brandstrom

    Raymond R. Brandstrom

SARATOGA ENTITIES

SARATOGA PARTNERS IV, L.P.

By:     SARATOGA ASSOCIATES IV LLC

By:     SARATOGA MANAGEMENT
      COMPANY LLC, its Manager

           By  /s/ Charles P. Durkin Jr.
        Member

SARATOGA COINVESTMENT IV LLC

By:     SARATOGA MANAGEMENT
    COMPANY LLC, its Manager

           By   /s/ Charles P. Durkin Jr.
                                    Member

SARATOGA MANAGEMENT COMPANY LLC

    By  /s/ Charles P. Durkin Jr.
                                      Member

BATY ENTITIES

COLUMBIA SELECT, L.P.

By:     B.F., LIMITED PARTNERSHIP,            General Partner

By:     COLUMBIA-PACIFIC GROUP,            INC., General Partner

           By   /s/ Daniel R. Baty

               Daniel R. Baty, President

CATALINA GENERAL, L.P.

By:     B.F., LIMITED PARTNERSHIP,            General Partner

By:     COLUMBIA-PACIFIC GROUP,            INC., General Partner

           By   /s/ Daniel R. Baty

               Daniel R. Baty, President

EXHIBIT A

OWNERSHIP OF DEBENTURES

Holder	Principal Amount
Saratoga Partners IV, L.P.	$4,710,000
Saratoga Coinvestment IV LLC	100,000
Saratoga Management Company LLC	190,000
Columbia Select, L.P.	8,940,179
Catalina General, L.P.	6,850,000
Total	$20,790,179

This Note is one of a series of like notes (the "Notes") in the aggregate principal amount of $________ issued by the Company pursuant to Amended and Restated Agreement Regarding 6.25% Convertible Subordinated Debentures due 2006 among the holders of the Notes and the Company.

EMERITUS CORPORATION

PROMISSORY NOTE

Due July 1, 2008

$______________       Seattle, Washington

October __, 2005

FOR VALUE RECEIVED, EMERITUS CORPORATION, a Washington corporation (the "Company"), promises to pay to the order of ______________________________ or assigns (the "Holder"), in the manner and at the place hereinafter provided, the principal sum of ______________________________________ Dollars, on July 1, 2008 on the following terms and conditions:

Interest. The Company promises to pay interest on the principal amount of this Note at a rate of 6.25% per annum semiannually on January 1 and July 1 of each year beginning July 1, 2006.

Method of Payment. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts at the following address:__________________________________________..

Prepayment. This Note may be prepaid in whole or in part from time to time without premium or penalty.

Subordination. This Note is on a parity as to payment with the Company's 6.25% Convertible Subordinated Debentures due 2008 (the "Debentures") and is subordinated to all Senior Indebtedness of the Company, as defined in the Indenture date October __, 2005 (the "Indenture") that governs the Debentures.

Default and Remedies. If (i) the Company fails to pay any principal or interest under this Note when due, within five days after the date due, or (ii)an Event of Default, as defined in the Indenture, occurs and is continuing and the principal amount of the Debentures and all accrued interest has been declared immediately due and payable or has otherwise become immediately due and payable without any such declaration, and such acceleration has not been rescinded, then the holder of this Note may declare to be due and payable immediately the principal amount of this Note plus accrued interest to the date of acceleration. Such a default and the remedies available shall be subject to the following:

(a) Upon such a default, the holder may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, and premium, if any, or interest on this Note or to enforce the performance of any provision of this Promissory Note.

(b) A delay or omission by such holder in exercising any right or remedy accruing upon such a default shall not impair the right or remedy or constitute a waiver of or acquiescence in such default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

(c) The holder of this Note may waive a default with respect to this Promissory Note and its consequences. When such a default is waived, it is considered to be cured and ceases to exist; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

(d) If the holder of this Note collects any money pursuant to the section "Default and Remedies" of this Note, it shall pay out the money in the following order: (i) to holders of any Senior Indebtedness as required under the section "Subordination" of this Note, (ii) to the holders of the Debentures and the Notes for amounts due and unpaid on the Debentures and the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures and the Notes for principal, premium, if any, and interest, respectively.

General Provisions.

(a) To the extent permitted by law, the Company promises to pay all costs and expenses, including attorneys' fees, incurred in connection with the collection and enforcement of this Note whether or not suit is brought or judgment is rendered.

(b) This Note and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the laws of the state of Washington without reference to conflicts of law principles.

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.

EMERITUS CORPORATION

By:

      Its

2